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                                                                    Exhibit 10.9


                              AK STEEL CORPORATION

                      EXECUTIVE DEFERRED COMPENSATION PLAN

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                         (effective as of July 1, 2002)

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                              AK STEEL CORPORATION

                      EXECUTIVE DEFERRED COMPENSATION PLAN

                       ARTICLE I: INTRODUCTION AND PURPOSE

AK Steel Corporation hereby adopts the AK Steel Corporation Executive Deferred Compensation Plan, effective as of July 1, 2002. The purpose of the Plan is to aid AK Steel Corporation and its subsidiaries and affiliates in attracting and retaining key personnel by providing a vehicle for such employees to accumulate additional retirement savings to supplement the retirement benefits available to them under the qualified retirement plans sponsored by AK Steel Corporation.

The Plan is an unfunded deferred compensation arrangement maintained by AK Steel Corporation for the purpose of providing supplemental retirement benefits for a select group of management or highly compensated employees within the meaning of sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended.

                             ARTICLE II: DEFINITIONS

As used in the Plan, the following terms, when capitalized, shall have the following meanings, except when otherwise indicated by the context:

2.1 "Account" means the account (including any sub-accounts) established under this Plan for the benefit of a Participant.

2.2 "Administrator" means the Compensation Committee of the Board of Directors, or such other committee or person designated by the Board of Directors.

2.3 "Base Salary" means the rate at which that portion of an employee's compensation is paid as regular periodic base wages while he is an employee of the Company, disregarding any adjustment in accordance with any Pretax Authorization Agreement under the Thrift Plan, any deferrals under section125 of the Code, or any Elective Deferral made under this Plan.

2.4 "Beneficiary" means the person, entity or entities designated by a Participant to receive the balance of the Participant's Account in the event of the Participant's death. In the absence of an express designation under this Plan, a Participant's Beneficiary shall be his estate.

2.5  "Board of Directors" means the Board of Directors of the Company.

2.6 "Change in Control" has the same meaning under this Plan as under the Trust Agreement for the AK Steel Corporation Non-Qualified Supplemental Retirement Plans.

2.7  "Chairman" means the Chairman of the Board of Directors.

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2.8   "Code" means the Internal Revenue Code of 1986, as amended.

2.9 "Company" means AK Steel Corporation and any successor to all or substantially all of the assets or business of AK Steel Corporation.

2.10 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

2.11 "Election Form" means the participation election form as approved and prescribed by the Administrator.

2.12 "Elective Deferral" means all or any portion of a Participant's compensation which the Participant irrevocably elects to defer pursuant to a written election made in accordance with the provisions of Article VI.

2.13 "Eligible Employee" means any elected officer or member of management of the Company who is selected by the Chairman and approved by the Administrator to be eligible for benefits under this Plan and who completes and files an Election Form with the Administrator.

2.14 "Fixed Income Fund" has the same meaning under this Plan as under the Thrift Plan.

2.15 "Investment Funds" means such funds as are made available to participants under the Thrift Plan (and its associated Trust Agreement) for the investment by participants of their accounts under the Thrift Plan, and/or such other funds as may be made available by the Administrator from time to time.

2.16 "Participant" means an Eligible Employee who has an Account under the Plan or a person who was such as of his Termination Date and who retains, or whose Beneficiary retains, a benefit under the Plan which has not been distributed.

2.17 "Plan" means the AK Steel Corporation Executive Deferred Compensation Plan as set forth in this instrument, as it may be amended thereafter.

2.18  "Plan Year" means the calendar year.

2.19 "Pretax Contributions" has the same meaning under this Plan as under the Thrift Plan.

2.20 "Termination Date" means the date a Participant's employment with the Company terminates for any reason, including death.

2.21 "Thrift Plan" means the AK Steel Corporation Thrift Plan, Plan Document A, as amended, and any successor or replacement plan for such plan.

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2.22  "Thrift Plan Transfer Amount" means with respect to any Plan Year, and subject to the limitations imposed on contributions to the Thrift Plan by sections 401(k), 401(m), 402, or 415 of the Code, that portion of the Participant's Elective Deferrals for such Plan Year that is equal in amount to the maximum Pretax Contributions permitted under the Thrift Plan for such Plan Year. In no case shall the Thrift Plan Transfer Amount include any interest, earnings or gains credited under this Plan.

2.23 "Thrift Plan Transfer Period" means the period from January 1 to and including March 15 of each Plan Year.

2.24 "Trust" means the Trust Agreement for the AK Steel Corporation Non-Qualified Supplemental Retirement Plans, as amended, and any successor or replacement trust for such trust.

2.25  "Trustee" means the trustee under the Trust.

                       ARTICLE III: ADMINISTRATION OF PLAN

This Plan shall be administered by the Administrator or such delegate as the Administrator may designate from time to time. The Administrator (or such delegate) shall have full discretion to interpret the Plan's terms, and to resolve claims which may arise under the Plan.

                         ARTICLE IV: SOURCE OF BENEFITS

4.1 General. The Company may pay benefits due under the terms of this Plan directly from its assets or from assets held in the Trust. All assets held by the Trust shall at all times be assets of the Company. The benefits payable under this Plan shall be unfunded for all purposes of the Code and ERISA.

4.2 Assets of the Company. Nothing contained in this Plan shall give or be deemed to give any Participant or any other person any interest in any property of the Trust or of the Company or any right except to receive such payments as are expressly provided hereunder.

4.3 Funding upon Change in Control. In the event of a Change in Control, the Company shall fully fund all benefits then accrued under this Plan by delivering sufficient assets to the Trustee in cash or in kind. Such funding obligation may be secured by an irrevocable letter of credit issued to the Trustee by such bank or other lending institution as approved by the Administrator.

                    ARTICLE V: ELIGIBILITY AND PARTICIPATION

5.1 Eligibility. Participation in this Plan shall be limited to Eligible Employees. Participation shall commence upon the completion and filing with the Administrator of a properly completed Election Form. An Eligible Employee who becomes a Participant shall continue to be a Participant until such time as his Account has been completely distributed to him or his Beneficiary.

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5.2   Removal. The Chairman, subject to the approval from time to time by the
Administrator, may remove any Participant from future participation in this Plan. Such removal shall not affect the removed Participant's benefits under this Plan that accrued prior to the effective date of the removal. Such benefits shall be distributed to the removed Participant in accordance with procedures established by the Administrator.

                         ARTICLE VI: DEFERRAL ELECTIONS

6.1 Initial Election. With respect to any Plan Year, an Eligible Employee may elect to defer a percentage or specific dollar amount of one or more components of his compensation during such Plan Year (or remainder thereof if the individual becomes an Eligible Employee during the Plan Year) by completing an Election Form and delivering it to the Administrator within thirty (30) days following his designation as an Eligible Employee; provided however, such election shall be effective only if the percentage or specific dollar amount of compensation so elected to be deferred hereunder exceeds the maximum Pretax Contributions permitted under the Thrift Plan for such Plan Year.

6.2 Annual Election. Subject to the provisions of Sections 6.3, an Eligible Employee who does not initially elect to defer compensation in accordance with
Section 6.1 when first eligible, and each other Participant, may, by completing an Election Form and delivering it to the Administrator on or before December 31st of any Plan Year, elect to defer a percentage or dollar amount of one or more components of compensation payable to the Participant during the Plan Year that commences immediately after the Administrator receives a timely filed Election Form; provided however, such election shall be effective only if the percentage or specific dollar amount of compensation so elected to be deferred hereunder exceeds the maximum Pretax Contributions permitted under the Thrift Plan for such Plan Year.

6.3   Elective Deferral Procedures.

      (a) Base Salary. Except as provided under Section 6.1, a Participant's election to defer either a percentage or a specific dollar amount of such Participant's Base Salary shall only be effective on the first day of the Plan Year beginning after the date of timely delivery to the Administrator of a properly signed and completed Election Form in accordance with Section 6.2. A Participant may only change his deferral election with respect to Base Salary under this Plan prospectively and in accordance with Section 6.2, with the change to become effective as of the first day of the Plan Year following delivery of written notice to the Administrator; provided however, a Participant may revoke such election for the remainder of the Plan Year to which the election relates following delivery of written notice to the Administrator.

      (b) Annual Bonuses. Except as provided under Section 6.1, a Participant may elect to defer all or any portion of any regular or annual bonus earned in any Plan Year by such Participant if a properly completed Election Form is delivered to the Administrator prior to the first day of the Plan Year with respect to which the bonus is earned. Such election is irrevocable

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on and after the first day of such Plan Year, regardless of the actual date the bonus with respect to such Plan Year would otherwise be paid.

          (c) Long-Term Incentive Bonuses. Except as provided under Section 6.1, a Participant may elect to defer all or any portion of any long-term incentive bonus earned by such Participant with respect to any period that is longer than a single Plan Year as designated by the Company. Any such election shall be made no later than the first day of the twelfth (12/th/) month preceding the end of such period in which the long-term incentive bonus is earned, and such election shall be irrevocable after the first day of such twelfth (12/th/) month.

6.4 Elections Irrevocable. Any election to defer compensation that is timely filed as provided under this Article VI shall be irrevocable after the commencement of the period to which the election relates, except as expressly otherwise provided in this Article VI or in Section 8.7.

6.5 Thrift Plan Transfers. By authorizing Elective Deferrals under this Plan, a Participant who is eligible to participate in the Thrift Plan shall be deemed to have authorized the Trustee and the Administrator to pay to the Trustee under the Thrift Plan on or before the last day of the Thrift Plan Transfer Period an amount equal to the Thrift Plan Transfer Amount, provided such Participant is employed by the Company on the date such transfer would otherwise be made.

6.6 Vesting. Except as provided in Sections 8.7 and 10.4, a Participant shall at all times be fully vested in his Account.

                              ARTICLE VII: ACCOUNTS

7.1 Participants' Accounts. The Administrator shall establish an Account for each Participant. Each such Account shall be credited not less frequently than quarterly with the Participant's Elective Deferrals, together with any income, gain or loss allocable to such Account in accordance with Section 7.2, and reduced to reflect any amounts paid from such Account. The Administrator shall establish such sub-accounts for each Participant as are necessary for the proper administration of the Plan. The Administrator shall periodically provide each Participant with a statement of his Account reflecting the contributions, income, gains and losses, and distributions from such Account since the prior statement.

7.2 Investment Elections. Each Participant may elect the manner in which his Account is invested among the Investment Funds in accordance with procedures established by the Administrator. Participants may change their investment elections among the Investment Funds during the Plan Year in accordance with such procedures. Each Participant's Account shall be credited with earnings or losses as if the Account was actually invested in such Investment Funds as elected by the Participant. If a Participant does not direct the investment of his Account (or any portion thereof), such Participant shall be deemed to have elected to direct the investment of his Account (or such portion) in the Fixed Income Fund, or any successor to the Fixed Income Fund as the Administrator shall determine.

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7.3  Investments. Notwithstanding any provision in this Plan to the contrary, the Investment Funds are to be used for measurement purposes only under this Plan. A Participant's election of any Investment Funds under Section 7.2, the allocation of his Account among such Investment Funds, and the calculation of additional amounts to be credited or debited to a Participant's Account shall not be considered or construed as an actual investment of his Account in any Investment Funds. In the event that the Company or the Trustee actually invest funds in any Investment Funds, Participants shall have no rights to or interest in any such funds.

                        ARTICLE VIII: PAYMENT OF BENEFITS

8.1  Forms of Payment.

     (a) Lump-Sum. A Participant's vested Account balance will be paid in a single lump-sum payment unless an installment payment is elected in accordance with Section 8.1(b) below. If no method of distribution is designated, any distribution shall be made in a single lump-sum.

     (b) Installments. A Participant may elect to receive distribution of his Account balance upon the Participant's Retirement or Early Retirement (as these terms are defined in the Thrift Plan) or in at least two (2) but not more than five (5) annual installments. Installments shall be in equal annual payments with the amount of each payment to be adjusted from time to time as is necessary to reflect earnings, gains and losses allocable to his remaining Account balance. An election of installment payments must be made in writing and delivered to the Administrator on or before December 31st of the Plan Year prior to the Plan Year in which the first installment payment is to be made. Unless otherwise determined by the Administrator, in its sole discretion, any election of installment payments shall be void upon:
     (1) the Participant's death, in which case such Participant's Account balance shall be paid in accordance with Section 8.3; (2) the Participant's total and permanent disability, in which case such Participant's Account balance shall be paid in accordance with Section 8.4; or (3) the date of the Participant's involuntary termination of employment, in which case such Participant's Account balance shall be paid in accordance with Section 8.1(a) above.

8.2  Commencement of Benefits.

     (a) General. A Participant's Account shall be paid, or commence to be paid in the case of installments, to the Participant, or in the case of the Participant's death, to the Participant's Beneficiary, within thirty (30) days following the Participant's Termination Date.

     (b)  Default. If a Participant's Account is not paid in accordance with
     Section 8.2(a) for any reason (other than the suspension of benefits by reason of insolvency of the Company in accordance with the Trust), the Participant (or the Participant's Beneficiary in the case of a distribution following the Participant's death) may direct the Trustee to make distribution to the Participant by delivering to the Trustee a written, sworn

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     statement, certifying that the Participant has qualified for commencement of benefits under the terms of this Plan and stating the amount of benefits to be paid to the Participant. Any distribution under this Section 8.2(b) shall be paid in a single lump-sum regardless of the form of distribution previously elected by the Participant.

8.3 Distribution upon Death. If a Participant dies prior to the complete distribution of his Account, the balance of the Account then remaining shall be paid within thirty (30) days following the Participant's death to the Participant's designated Beneficiary in a single lump-sum payment.

8.4 Distribution upon Disability. If a Participant becomes totally and permanently disabled in the judgment of the Administrator, the balance of the Participant's Account shall commence to be paid to the Participant within thirty
(30) days following the Administrator's finding of total and permanent disability but not more than thirty (30) days following the commencement of disability benefits from either federal social security or under the Company's long-term disability plan. Any such finding by the Administrator shall be contained in a writing setting forth the basis for such conclusion, signed by the Administrator and dated to establish the date disability is confirmed for the purposes of this Plan. Qualification for federal social security benefits or for long-term disability benefits under the Company's long-term disability plan shall be conclusive proof of qualification for disability benefits under this Plan.

8.5 Distribution upon Removal. If a Participant is removed from participation in this Plan pursuant to Section 5.2, payment of the Participant's Account to the Participant may, notwithstanding the provisions of Section 8.2(a), and in the discretion of the Administrator, commence prior to the Participant's Termination Date according to procedures approved by the Administrator.

8.6 Unforeseen Financial Emergency. If a Participant suffers an unforeseen financial emergency, as defined herein, the Administrator, in its sole discretion, may pay to the Participant only that portion of his Account which the Administrator determines to be necessary to satisfy the emergency need, including any amounts necessary to pay any federal, state or local income taxes reasonably anticipated to result from the distribution. A Participant requesting an emergency payment shall apply for the payment in writing in a form approved by the Administrator and shall provide such additional information as the Administrator may require. For purposes of this paragraph, "unforeseen emergency" means an immediate and heavy financial need resulting from any of the following:

     (a) expenses which are not covered by insurance and which the Participant or his spouse or dependent has incurred as a result of, or is required to incur in order to receive, medical care or long-term custodial care of a dependent of the Participant; or

     (b) the need to prevent eviction of a Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

     (c) expenses which are not covered by insurance and which the Participant or his spouse or dependent has incurred as a result of an accident or natural catastrophe; or

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     (d)  any other circumstance that is determined by the Administrator in its sole discretion to constitute an unforeseen emergency which is not covered by insurance and which cannot reasonably be relieved by the liquidation of the Participant's other assets.

8.7 Early Withdrawal on Demand. Notwithstanding any other provision of the Plan, a Participant may, upon written request to the Administrator, elect to receive a distribution of the Participant's entire Account under the Plan subject to the penalties described below:

     (a) the lump-sum payment will be equal to 90% of the Participant's then current Account;

     (b) the remaining balance of the Participant's Account shall be forfeited; and

     (c) the Participant will not be eligible to make any Elective Deferrals until the first day of the January following the one-year period measured from the date of withdrawal, and then only if otherwise eligible to participate under the terms of the Plan.

Notwithstanding the foregoing, any election to defer any portion of any annual bonus or long-term incentive bonuses that was delivered to the Administrator in any Plan Year prior to the Plan Year in which the notice of withdrawal on demand is delivered to the Administrator shall remain in effect in accordance with the terms of the election.

The amount payable under this Section 8.7 shall be paid within forty-five (45) days following receipt by the Administrator of the Participant's written request for withdrawal.

8.8 Withholding. All federal, state or local taxes that the Administrator determines are required to be withheld from any payments made pursuant to this
Article VIII shall be withheld by the Company. Each Participant shall be solely responsible for any and all taxes payable on any sums distributed to or on behalf of any Participant under this Plan.

              ARTICLE IX: INTERPRETATION, AMENDMENT AND TERMINATION

9.1 Interpretation of the Plan. This document contains the terms of the Plan. However, the Administrator shall have, and the Board of Directors expressly reserves to itself and its designate, the broadest possible power to exercise its discretion to interpret the terms of this Plan and to resolve any question regarding any person's rights under the Plan. Any such interpretation shall be final and binding upon a Participant, his spouse and his heirs and subject to review only in accordance with Section 9.2.

9.2 Claims Procedure. Any Participant or other person questioning the rights of any person under the Plan shall submit such question in writing to the Administrator, or its designate, for resolution. No person shall have any claim or cause of action for any benefit under this Plan until the Administrator, or its designate, has responded to such written claim, which response shall not be unreasonably delayed. It is the intent of the Company, and each Participant agrees as a condition of participation, that any judicial review of any decision hereunder shall be limited

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to a determination of whether the Administrator, or its designate, acted arbitrarily or capriciously, and that any decision of the Administrator or its designate shall be enforced unless the action taken is found by a court of competent jurisdiction to have been arbitrary or capricious.

9.3 Amendment or Termination of Plan. The Board of Directors may, at any time, with or without notice to any person, amend or terminate this Plan; provided, however, that neither the amendment nor the termination of the Plan may reduce a Participant's Account or adversely affect the rights of any Participant to the benefits accrued by the Participant prior to the date of the action accomplishing the amendment or termination.

                            ARTICLE X: MISCELLANEOUS

10.1 Unsecured General Creditor. The Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Company for payment of any benefits hereunder. No Participant or Beneficiary shall acquire any property interest in his Account or any other assets of the Company, their rights being limited to receiving from the Company deferred payments as set forth in this Plan and these rights are conditioned upon continued compliance with the terms and conditions of this Plan. To the extent that any Participant or Beneficiary acquires a right to receive benefits under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

10.2 Obligations to the Company. If a Participant becomes entitled to a distribution of benefits under this Plan, and if at such time the Participant has any outstanding debt, obligation or other liability representing an amount owed to the Company, then the Company may offset such amounts against the amount of benefits otherwise distributable under the Plan. Such determination shall be made by the Administrator.

10.3 Assignment or Alienation. Except as required by law, no right of a Participant or designated Beneficiary to receive payments under this Plan shall be subject to transfer, anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to execution, attachment, levy or similar process or assignment by operation of law and any attempt, voluntary or involuntary, to effect any such action shall be null and void and of no effect.

10.4 Forfeiture for Cause. Any Participant may be terminated for "Cause" with written notice setting forth the Cause for termination. "Cause" means a willful engaging in gross misconduct materially and demonstrably injurious to the Company. "Willful" means an act or omission in bad faith and without reasonable belief that such act or omission was in or not opposed to the best interests of the Company. Any such determination shall be made by the Administrator in its sole discretion. Notwithstanding the provisions of Section 6.6, upon termination for Cause, such Participant shall forfeit any earnings allocated to such Participant's Account under Article VII. In no event shall any Elective Deferrals be subject to forfeiture.

10.5 Sale of Business. Neither the sale of all of the outstanding stock of the Company or its parent company, AK Steel Holding Corporation, nor the sale of substantially all of the assets of

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the Company shall be or be deemed to be a termination of service for the purpose of establishing a Participant's right to commence to receive benefits under this Plan.

10.6 General Conditions. Any retirement benefit or any other benefit payable under the Thrift Plan shall be paid solely in accordance with the terms and conditions of the Thrift Plan and nothing in this Plan shall operate or be construed in any way to modify, amend or affect the terms and provisions of the Thrift Plan.

10.7 No Guaranty of Benefits. Nothing contained in the Plan shall constitute a guaranty by any person that the assets of the Company will be sufficient to pay any benefit hereunder.

10.8 No Enlargement of Rights. No Participant or Beneficiary shall have any right to a benefit under the Plan except in accordance with the terms of the Plan. Establishment of the Plan shall not be construed to give any Participant the right to be retained in the service of the Company.

10.9 Construction. Article and section headings in this Plan are for convenience of reference only and shall not be considered as part of the terms of the Plan. Words in the masculine gender include the feminine, and the singular includes the plural, and vice versa, unless qualified by the context.

10.10 Validity. In the event any provision of this Plan is found by a court of competent jurisdiction to be invalid, void or unenforceable, such provision shall be stricken and the remaining provisions shall continue in full force and effect.

10.11 Binding on Successors, Purchasers, Transferees and Assignees. The Plan shall be binding upon any successor or successors of the Company whether by merger, consolidation, or otherwise. In the event of the sale or transfer of substantially all of the assets of the Company to any successor, purchaser, transferee or assignee, the Company agrees that as a condition of such sale or transfer, the successor, purchaser, transferee or assignee shall adopt and assume the Plan at the time of the sale, transfer or assignment including, without limitation, all obligations which have accrued or may accrue in the future, and shall be bound by all the terms and provisions of the Plan, and the Company shall remain fully liable under the Plan.

10.12 Applicable Law. This Plan is subject to interpretation under federal law and, to the extent applicable, the law of the State of Ohio.

                                               AK STEEL HOLDING CORPORATION
                                               AK STEEL CORPORATION

                                               By:    __________________________


                                               Title: __________________________

Adopted: April 18, 2002

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